                              RETAIL VENTURES, INC.



                                  Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration No. 33-78586 of Retail Ventures, Inc. (formerly Value City Department Stores, Inc.) on Form S-8 of our report (with an explanatory paragraph regarding adoption of Financial Accounting Standard No. 142) dated March 19, 2003, appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended February 1, 2003.



Columbus, Ohio
October 21, 2003